U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2017

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, iBio, Inc. (the “Company”) appointed James P. Mullaney, age 46, to serve as Chief Financial Officer of the Company, replacing Mark Giannone. Mr. Giannone resigned effective March 1, 2017 to pursue other career opportunities.

Mr. Mullaney served as Corporate Controller at Citihub Inc., a global, independent IT advisory firm, from September 2011 to February 2017. He is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Mullaney and any other person, pursuant to which Mr. Mullaney was selected as an officer. Mr. Mullaney is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of an employment offer letter between the Company and Mr. Mullaney, dated December 30, 2016, Mr. Mullaney will receive an annual base salary of $200,000. He also will receive a sign-on bonus of $20,000 within one month after commencement of employment. If he elects to terminate his employment for any reason, he is required to repay the Company one sixth of $20,000 for each full month of his total employment less than six months. He is entitled to participate as a member of senior management in any plan adjusting senior management compensation that may be adopted by the Company in the future, based on goals and objectives agreed, and on a formula approved by, the Company’s Board of Directors. If adjustments to Mr. Mullaney’s compensation, together with his sign-on bonus and base salary, have not otherwise resulted in receipt by Mr. Mullaney of $240,000 in total compensation for his first twelve months of employment, the Company has agreed to pay him an additional bonus to assure that he will receive total compensation of $240,000 for such period. In addition, Mr. Mullaney will be awarded an initial option to purchase 150,000 shares of the Company’s common stock. The option will vest annually over three years. Mr. Mullaney will be employed on an at-will basis.

The foregoing description of Mr. Mullaney’s employment offer letter is qualified in its entirety by the text of the letter, a copy of which is attached hereto as Exhibit10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated December 30, 2016, between iBio, Inc. and James P. Mullaney *

_________________

*Filed herewith.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: March 6, 2017	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO